ADEPT TECHNOLOGY, INC.
                Statement of Computation of Net Income Per Share
                     (in thousands, except per share data)
                                  (unaudited)


                                                      Three months ended
                                                 -------------------------------
                                                 September 28,     September 30,
                                                     1996              1995
                                                 -------------     -------------
Net income                                         $       246       $    1,379
                                                 =============     =============

Weighted average common stock outstanding                7,928            2,146

Weighted average common stock equivalent shares            442            4,682

Shares related to SAB No. 55, 64, and 83                     -               97
                                                 -------------     -------------
Shares used to compute net income per share              8,370            6,925
                                                 =============     =============
Net income per common share                        $       .03       $      .20
                                                 =============     =============

                                       14